Exhibit 99.2

Release Date: August 31, 2005
Contact: Peter J. Rogers, Jr.
Vice President, Investor Relations
443-285-8059
progers@micros.com
MICROS GUIDANCE MEETS PUBLISHED EXPECTATIONS
Columbia, MD—August 31, 2005—MICROS Systems, Inc. (NASDAQ:MCRS), a leading provider of information technology solutions for the hospitality industry, today confirmed that the Fiscal Year 2006 first quarter and annual revenue and net income guidance provided in its earnings press release dated August 30, 2005 meets the seven analysts’ average forecast previously published.
MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties. Some of those uncertainties are: product demand and market acceptance; adverse economic factors; impact of competitive products and pricing on margins; product development delays and technological difficulties; and aggressively controlling expenses. Other risks are indicated in the MICROS Form 10-K and other filings with the Securities and Exchange Commission. MICROS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.